Exhibit 99.1

FOR RELEASE:	September 30, 2013

Lisa F. Campbell	Mark A. Holmes
Executive Vice President	President and Chief Executive Officer
Chief Financial Officer and Chief Operating Officer	Select Bancorp Inc.
New Century Bancorp Inc.	Office: 252-353-5730
Office: 910-892-7080 and Direct: 910-897-3660	mholmes@selectbankandtrust.com
lisac@newcenturybanknc.com	SelectBankandTrust.com
NewCenturyBankNC.com

NEW CENTURY BANCORP AND SELECT BANCORP

ANNOUNCE STRATEGIC MERGER

The combined company is projected to have $815.3 million in total assets and 14 branches serving 11 North Carolina communities.

DUNN, NC and GREENVILLE, NC . . . New Century Bancorp, Inc. (“New Century”) (NASDAQ: NCBC), the holding company for New Century Bank, and Select Bancorp, Inc. (“Select”), the holding company for Select Bank & Trust Company, have announced the signing of a strategic merger agreement.

The agreement was approved by the boards of directors of both companies and provides for a partnership between Dunn, North Carolina-based New Century Bank and Greenville, North Carolina-based Select Bank & Trust Company, announced William L. Hedgepeth II, president and CEO of both New Century Bancorp and New Century Bank, and Mark A. Holmes, president and CEO of Select Bancorp and CEO of Select Bank & Trust Company.

The transaction is expected to close mid-2014 subject to the approval of federal and state regulatory agencies and shareholders of both companies.

New Century Bank, which first opened for business in 2000, operates seven branches in the eastern North Carolina communities of Dunn, Fayetteville (2), Goldsboro, Clinton, Lillington, and Lumberton and two loan production offices (LPOs) located in Raleigh and Greenville. New Century Bank plans to open a full-service branch in Raleigh in October 2013, which will replace the current LPO. Total assets, deposits, and loans for New Century Bancorp as of June 30, 2013, were $550.0 million, $465.5 million, and $355.7 million, respectively.

Select Bank & Trust Company, which opened for business in 2004, maintains six offices in Greenville (2), Elizabeth City, Washington, Gibsonville and Burlington. Select Bancorp, Inc. reported total assets, deposits and loans of $265.3 million, $213.7 million and $209.7 million, respectively, as of June 30, 2013.

The projected total assets of the combined company are $815.3 million, projected total deposits $679.2 million and projected total loans $565.4 million.

“This partnership creates a strong community bank committed to serving personal and business customers in our markets, as well as the communities in which we operate.” said Hedgepeth. “Together, we believe we will be able to expand into new markets, offering new customers the same high value and personal service both banks have given their customers.”

According to Holmes, “We are combining two banks that have almost no market overlap, but are located in a number of adjacent markets, into one strong financial institution that should allow us to serve more customers and communities in meaningful ways.”

Under the terms of the agreement, shareholders of Select common stock will receive 1.8264 shares of New Century common stock for each share of Select common stock, for an implied value of approximately $31.1 million in the aggregate, based on 2,475,000 shares of Select common stock outstanding and the $6.87 per share closing price of New Century common stock on September 27, 2013, valuing each share of Select common stock at approximately $12.55 per share.

In addition, each share of Select’s issued and outstanding preferred stock will be exchanged for one share of newly issued New Century preferred stock having terms substantially identical to the Select preferred stock. All of the issued and outstanding shares of Select’s preferred stock are held by the Secretary of the United States Treasury and were issued in connection with Select’s participation in the Small Business Lending Fund.

New Century Bancorp, Inc was advised by Janney Montgomery Scott LLC and Wyrick Robbins Yates & Ponton LLP served as New Century’s legal counsel. Select Bancorp, Inc. was advised by Smith Capital, Inc. and Williams Mullen served as Select’s legal counsel.

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Additional Information About the Merger and Where to Find It

In connection with the proposed merger, New Century Bancorp, Inc. (“NCBC”) will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will contain a joint proxy statement/prospectus of NCBC and Select Bancorp, Inc. (“Select”). NCBC will file with the SEC other relevant materials in connection with the proposed merger, and NCBC and Select will mail the joint proxy statement/prospectus to their respective shareholders. SHAREHOLDERS OF BOTH NCBC AND SELECT ARE STRONGLY URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING NCBC, SELECT AND THE PROPOSED MERGER. A free copy of the Registration Statement will be available, and other filings containing information about New Century Bancorp, Inc. are available, at the SEC’s Internet site (http://www.sec.gov). The documents can also be obtained, without charge, by directing a written request to either New Century Bancorp, Inc., 700 W. Cumberland Street, Dunn, NC 28443, Attention: Lisa F. Campbell, Executive Vice President, Chief Operating Officer and Chief Financial Officer, or Select Bancorp, Inc., 3600 Charles Boulevard, Greenville, NC 27858, Attention: Mark A. Holmes, President and Chief Executive Officer.

NCBC, Select and their respective directors and executive officers may be deemed to be “participants” in the solicitation of proxies from the shareholders of NCBC and Select in favor of the merger. Information about the directors and executive officers of Select Bancorp, Inc. and their ownership of Select common stock is available from Select Bancorp, Inc. at the address set forth in the preceding paragraph. Information about the directors and executive officers of New Century Bancorp, Inc. and their ownership of NCBC common stock is set forth in NCBC’s definitive proxy statement filed with the SEC on April 12, 2013, and available at the SEC’s Internet site (http://www.sec.gov) and from NCBC at the address set forth in the preceding paragraph. Additional information regarding the interests of these participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available.

New Century Bancorp, Inc.

New Century Bancorp, Inc. is a bank holding company headquartered in Dunn, North Carolina whose wholly-owned subsidiary, New Century Bank, is a state chartered commercial bank insured by the Federal Deposit Insurance Corporation (FDIC). New Century Bank operates seven banking offices located in Dunn, Clinton, Goldsboro, Lillington, Fayetteville (2), and Lumberton and loan production offices in Greenville and Raleigh, North Carolina. New Century Bancorp, Inc. stock can be found on the NASDAQ Global Market trading under the symbol NCBC. Investors can access additional corporate information, product descriptions and online services through the Bank’s website at www.NewCenturyBankNC.com.

Select Bancorp, Inc.

Select Bancorp, Inc. is a bank holding company, headquartered in Greenville, North Carolina, whose wholly-owned subsidiary, Select Bank & Trust Company, is a state-chartered commercial bank insured by the FDIC. Select Bank & Trust Company has six branch offices located in Greenville (2), Elizabeth City, Washington, Gibsonville and Burlington, North Carolina. More information can be obtained by visiting Select’s web site at www.SelectBankandTrust.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements involve a number of risks and uncertainties.

NCBC and Select caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving NCBC and Select, NCBC’s and Select’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in NCBC’s filings with the SEC. These include risks and uncertainties relating to: the ability to obtain the requisite NCBC and Select shareholder approvals; the risk that NCBC or Select may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger; the risk that a condition to closing of the merger may not be satisfied; the timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the merger may not be fully realized or may take longer than expected; disruption from the transaction making it more difficult to maintain relationships with customers and employees; the diversion of management time on merger-related issues; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations; and other factors. Each forward-looking statement speaks only as of the date of the particular statement and except as may be required by law, neither NCBC nor Select undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Source

New Century Bancorp, Inc. and Select Bancorp, Inc.